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                                                                   EXHIBIT 10.77

                            WALTER J. ("PAT") KANE
                       APPLIED DATA COMMUNICATIONS, INC.
                            3324 South Susan Street
                          Santa Ana, California 92704

                              September 28, 2001

Applied Data Communications, Inc.
3324 South Susan Street
Santa Ana, California 92704

Gentlemen:

     The undersigned hereby agrees to purchase from Applied Data Communications, Inc., a Delaware corporation ("ADC"), an aggregate of seventeen thousand five hundred (17,500) shares of Series B Preferred Stock ("Preferred Stock"), each convertible into one hundred (100) shares of Common Stock, on the following terms and conditions:

     1. The purchase price for the Preferred Stock in terms of face amount of indebtedness shall be $25.00 per share, each such share being convertible into one hundred 100 shares of Common Stock. The purchase price shall be payable by cancellation of $436,800 in face amount of indebtedness at the rate of $25.00 for each share of Series B Preferred Stock issued. Such indebtedness may comprise an obligation to the undersigned or to another and assigned to the undersigned for submission and cancellation by ADC and the undersigned. The purchase price indebtedness was compromised and agreed upon by a Settlement Agreement dated September 20, 2001 between ADC and the undersigned, ratified and confirmed hereby.

     2. Within a reasonable time following the date hereof, ADC shall deliver to the undersigned purchaser a certificate or certificates for the number of fully paid and nonassessable shares of Preferred Stock purchased hereunder.

     3. The undersigned understands that the shares purchased hereunder constitute "restricted securities" under the federal securities laws inasmuch as they are, or will be, acquired from ADC in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act") or an applicable exemption from such registration. The undersigned purchaser represents that he is acquiring the shares of Preferred Stock under this agreement for investment and not for the purpose of resale or distribution thereof.

     4. If at any time during the period commencing on the date hereof and ending on June 30, 2011, ADC shall determine to register for its own account or the account of others under the 1933 Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business, or equity securities issuable in connection with stock option or other employee benefit plans, ADC shall send to the holder of shares written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing ("Selling Holder"), ADC shall include in such Registration Statement all or any part of the shares issuable or
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issued upon conversion of the Preferred Stock issued hereunder ("Registrable
Securities") such Selling Holder requests to be registered. The obligations of ADC may be waived by holders holding a majority in interest of the Registrable Securities. In the event that the managing underwriter for said offering advises ADC in writing that the inclusion of such securities in the offering would be materially detrimental to the offering, such securities shall nevertheless be included in the Registration Statement, provided that the holder of the shares that desires to have shares included in the Registration Statement agrees in writing, for a period of ninety (90) days following such offering, not to sell or otherwise dispose of such shares pursuant to such Registration Statement, which Registration Statement ADC shall keep effective for a period of at least nine (9) months following the expiration of such 90-day period.

     5. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for ADC and the Selling Holder, shall be borne by ADC; provided, however, that ADC shall only be required to bear the fees and out-of-pocket expenses of one legal counsel selected by the Selling Holder in connection with such registration.

     6. The rights to have ADC register Registrable Securities pursuant to this agreement shall be automatically assigned by the holder to transferees or assignees of all or any portion of such securities only if (i) the holder agrees in writing with the transferee or assignee to assign such rights, (ii) ADC is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee, (iii) such assignment is in accordance with and permitted by law and all other agreements between the transferor or assignor and ADC, including without limitation, shareholder's agreements, warrants and subscription agreements, and the transferor or assignor otherwise is not in material default of any obligation to ADC under any such other agreement, and (iv) at or before the time ADC received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with ADC to be bound by all of the provisions contained herein.

     7. This agreement and the documents referred to herein constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

     8. ADC represents and warrants that (a) the shares of Preferred Stock purchased hereunder shall be validly issued, fully paid and nonassessable shares of Series B Preferred Stock, each of which is convertible into one hundred (100) shares of Common Stock, and (b) ADC is a corporation in good standing under the laws of the State of Delaware and is fully entitled and empowered to enter into and perform this agreement. This agreement is binding and enforceable against ADC in accordance with its terms.
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     Please acknowledge your agreement by executing the enclosed copy of this letter and returning it to the undersigned.

     Dated as of September 28, 2001.

                              Very truly yours,

                              /s/ Walter J. Kane
                              -----------------------------
                              Walter J. ("Pat") Kane

APPLIED DATA COMMUNICATIONS, INC.

By  /s/ Barry K. Sugden, Jr.
  --------------------------
   Barry K. Sugden, Jr., Chief Financial Officer
   and Secretary